EXHIBIT 99.1

American River Bankshares Schedules its Quarterly Conference Call

SACRAMENTO, Calif., Jan. 21, 2021 (GLOBE NEWSWIRE) -- American River Bankshares (NASDAQ-GS: AMRB) today announced that it will host a conference call on Thursday, January 28, 2021 at 1:30 p.m. Pacific Time to discuss the fourth quarter 2020 financial results.

David E. Ritchie, Jr., President and Chief Executive Officer, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live presentation and answer analysts’ questions.

Shareholders, analysts and other interested parties are invited to join the call by dialing (800) 697-5978 and entering the Conference ID 7962 419#. A replay of the call will be available approximately twenty-four hours after the completion of the call on AmericanRiverBank.com.

Fourth quarter 2020 financial results are scheduled to be released at market open on Thursday, January 28, 2021.

About American River Bankshares
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank, a regional bank serving Northern California since 1983. We give business owners more REACH by offering financial expertise and exceptional service to complement a full suite of banking products and services. Our honest approach, commitment to community and focus on profitability is intended to lead our clients to greater success. For more information, call (800) 544-0545 or visit AmericanRiverBank.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

Investor Contact:
Mitchell A. Derenzo
Executive Vice President, Chief Financial Officer
American River Bankshares
916-231-6723

Media Contact:
Jennifer J. Held
Vice President, Marketing Director
American River Bankshares
916-231-6717